UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 21, 2014

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On January 21, 2014, registrant issued a press release entitled “Halliburton Announces Fourth Quarter Income From Continuing Operations of $0.93 Per Diluted Share, Excluding Restructuring Charges."

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES FOURTH QUARTER INCOME
FROM CONTINUING OPERATIONS OF $0.93 PER DILUTED
SHARE, EXCLUDING RESTRUCTURING CHARGES
Reported income from continuing operations of $0.90 per diluted share

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that income from continuing operations for the fourth quarter of 2013 was $798 million, or $0.93 per diluted share, excluding restructuring charges of $28 million, after-tax, or $0.03 per diluted share. This compares to income from continuing operations for the third quarter of 2013 of $745 million, or $0.83 per diluted share, excluding restructuring charges of $38 million, after-tax, or $0.04 per diluted share.

Reported income from continuing operations for the fourth quarter of 2013 was $770 million, or $0.90 per diluted share. Reported income from continuing operations for the third quarter of 2013 was $707 million, or $0.79 per diluted share.

Halliburton's total revenue in the fourth quarter of 2013 was $7.6 billion, compared to $7.5 billion in the third quarter of 2013. Adjusted operating income was $1.2 billion and reported operating income was $1.1 billion in both the fourth and third quarters of 2013.

Halliburton's total revenue was $29.4 billion for the full year 2013, an increase of $899 million, or 3%, from 2012. Total operating income decreased $1.0 billion, or 25%, from 2012 mainly due to a substantial charge for an estimated loss contingency related to the Macondo well incident and the impact of pricing pressures in North America.

Adjusted income from continuing operations for the full year 2013 was $2.8 billion, or $3.15 per diluted share. This compares to adjusted income from continuing operations for the full year 2012 of $2.8 billion, or $3.00 per diluted share. Reported income from continuing operations for the full year 2013 was $2.1 billion, or $2.33 per diluted share, compared to $2.6 billion, or $2.78 per diluted share, for the full year 2012.

“I am very pleased that Halliburton delivered record annual revenues in 2013,” commented Dave Lesar, chairman, president and chief executive officer.

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Halliburton/Page 2

“In 2013, we set revenue records in every international region and in both divisions. From an operating income perspective, we achieved record operating income in our Middle East/Asia region as well as six of our 13 product lines.

“For the fourth quarter, record company revenue of $7.6 billion was up 2% sequentially, and adjusted operating income was up 2% sequentially, driven by record revenue in our Middle East/Asia and Europe/Africa/CIS regions.

“For the full year, Eastern Hemisphere had industry-leading revenue growth, increasing 17% year-over-year, with a 23% increase in adjusted operating income. In 2014, we expect low double-digit year-over-year growth in Eastern Hemisphere revenue, with quarterly margins consistently higher each quarter on a year-over-year basis, approaching 20% by year-end and averaging in the upper teens.

“Latin America continues to be a challenging market. Fourth quarter revenue and operating income were essentially flat compared to the third quarter. Higher year-end software sales, increased cementing activity, and the recognition of a value added tax refund receivable in Brazil offset a decline in integrated project activity in Mexico.

“In North America, fourth quarter revenue and adjusted operating income declined sequentially 1% and 6%, respectively, impacted by seasonal activity disruptions related to weather and holidays. For the full year, we expect the average United States land rig count to modestly increase in 2014, and anticipate mid-single digit growth in North America revenue, driven by increased horizontal service intensity related to drilling efficiency, increased usage of pad drilling, and increasing activity levels in the Gulf of Mexico. We remain committed to our goal of a 200 basis point improvement in North America margins in 2014.

“During 2013, we demonstrated our strong commitment to delivering superior shareholder returns. We repurchased approximately $4.4 billion, or 10%, of our outstanding shares of common stock. We also increased our dividend twice during the year for a total payout increase of 67% over the quarterly dividend rate in 2012. These actions reflect our continued confidence in the strength of our global business outlook.

“Our strategy is working well and we intend to stay the course in the coming year. We are optimistic about our ability to grow our North America revenue and margins, and to realize continued revenue and margin growth in our international business, which we believe will result in double-digit growth in our earnings per share in 2014. We have been and will continue to be relentlessly focused on delivering consistent execution and best-in-class returns,” concluded Lesar.

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Halliburton/Page 3

2013 Fourth Quarter Results

Completion and Production
Completion and Production (C&P) revenue in the fourth quarter of 2013 was $4.5 billion, an increase of $41 million, or 1%, from the third quarter of 2013. This increase was primarily driven by stronger activity and year-end completion tool and equipment sales in our international operations, which more than offset seasonally lower activity in North America.

C&P operating income in the fourth quarter of 2013 was $765 million, relatively flat from the third quarter of 2013. Excluding the restructuring charges, C&P operating income decreased $28 million, or 3%, compared to the third quarter of 2013. North America C&P operating income, adjusted for the restructuring charges, declined $36 million, or 7%, compared to the third quarter of 2013, due to decreased stimulation activity in Canada and overall activity in the United States land market. Latin America C&P adjusted operating income improved by $8 million, or 12%, compared to the third quarter of 2013, driven by higher stimulation activity in Argentina and cementing activity in Mexico. Europe/Africa/CIS C&P adjusted operating income decreased $23 million, or 19%, sequentially, due to lower cementing activity in Mozambique and Nigeria, and lower stimulation vessel activity in the North Sea. Middle East/Asia C&P adjusted operating income improved by $23 million, or 24%, compared to the third quarter, as a result of increased direct sales in China and Saudi Arabia, and increased pumping activity in Australia.

Drilling and Evaluation
Drilling and Evaluation (D&E) revenue in the fourth quarter of 2013 was $3.1 billion, an increase of $126 million, or 4%, from the third quarter of 2013. This increase was primarily driven by year-end software sales in all regions and higher activity in the Eastern Hemisphere, which more than offset the North America activity decline.

D&E operating income in the fourth quarter of 2013 was $498 million, an increase of $48 million, or 11%, from the third quarter of 2013. Adjusted for the restructuring charges, D&E operating income increased $45 million, or 10%, sequentially. North America D&E operating income, excluding the restructuring charges, was essentially flat compared to the third quarter of 2013, as increased software sales in the United States and improved profitability in Canada were offset by seasonally lower drilling activity in the United States land market. Latin America D&E adjusted operating income decreased $10 million, or 11%, from the third quarter of 2013, primarily due to lower activity in Mexico, which was partially offset by contributions from Brazil and Colombia. Europe/Africa/CIS D&E adjusted operating income improved by $25 million, or 30%, sequentially, due to higher activity in the United Kingdom, testing activity in Central Africa, and year-end software sales in Russia. Middle East/Asia D&E adjusted operating income increased $34 million, or 31%, sequentially, due to increased demand for drilling services throughout the Asia Pacific region and year-end software sales in both the Middle East & Asia Pacific regions.

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Halliburton/Page 4

Corporate and Other
During the fourth quarter of 2013, Halliburton invested an additional $22 million, pre-tax, in strategic projects aimed at strengthening Halliburton's North America service delivery model and repositioning technology, supply chain, and manufacturing infrastructure to support projected international growth. Halliburton expects the cost of these strategic projects to wind down during 2014.

In November, Halliburton's Board of Directors approved a 20 percent increase of the quarterly dividend from $0.125 to $0.15 per share.

Significant Recent Events and Achievements

•
Halliburton officially opened its new Unconventional and Reservoir Productivity Technology Center in Saudi Arabia at King Fahd University of Petroleum and Minerals. The new center enables Halliburton to provide state-of-the-art research and development solutions for conventional and unconventional reservoirs addressing challenges both in the Kingdom and regionally. The center is expected to provide technology and solutions to existing and future partners in the region and around the globe, contributing to the development of local workforces and national economies.

•
Halliburton announced it has provided wireline services technology for two deepwater exploratory wells in Angola’s demanding pre-salt environment for Cobalt International Energy, Inc. Halliburton employed its RDTTM (reservoir description tool) and HRSCT-BTM (hostile rotary sidewall coring tool) technologies to obtain timely, more accurate samples in this hostile environment and minimize drill-stem test risks. Along with these tools, Halliburton used its new ICE CoreSM optical fluid analyzer to obtain a better understanding of the fluid composition.

•	Halliburton announced its Enhanced Single-Trip Multi-Zone (ESTMZTM) completion system was awarded “Best Deepwater Technology” at the World Oil awards in October 2013.

•
Halliburton has been named “Logistics Company of the Year” by Africa Oil & Gas during the Southern Africa Oil & Gas Summit in Cape Town, South Africa. Halliburton won the award for “tremendous logistical support across both West and East Africa with a priority on speed, reliability, and visibility." In East Africa, Halliburton was one of the first companies to move equipment and materials in countries where no routes existed, enabling customers to realize faster access to their reserves.

•
Halliburton held its 20th annual Halliburton Charity Golf Tournament in Houston, setting a new fundraising record for the event with contributions totaling more than $2 million, benefiting 18 nonprofit organizations across the U.S.

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Halliburton/Page 5

Founded in 1919, Halliburton is one of the world's largest providers of products and services to the energy industry. With more than 75,000 employees, representing 140 nationalities in approximately 80 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir - from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company's website at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: results of litigation, settlements, and investigations; actions by third parties, including governmental agencies; whether a settlement relating to the Macondo multi-district litigation will be reached at the amounts contemplated by our reserve or at all; settlement discussions relating to the Macondo incident do not cover all possible parties and claims, and there are additional reasonably possible losses relating to the Macondo incident that we cannot reasonably estimate at this time; with respect to repurchases of Halliburton common stock, the continuation or suspension of the repurchase program, the amount, the timing and the trading prices of Halliburton common stock and the availability and alternative uses of cash; changes in the demand for or price of oil and/or natural gas can be significantly impacted by weakness in the worldwide economy; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity and potential adverse proceedings by such agencies; indemnification and insurance matters; protection of intellectual property rights and against cyber attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to offshore oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and natural gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2012, Form 10-Q for the quarter ended September 30, 2013, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	December 31		September 30
	2013	2012	2013
Revenue:
Completion and Production	$4,542	$4,337	$4,501
Drilling and Evaluation	3,097	2,953	2,971
Total revenue	$7,639	$7,290	$7,472
Operating income:
Completion and Production	$765	$603	$763
Drilling and Evaluation	498	484	450
Corporate and other	(119)	(106)	(105)
Total operating income	1,144	981	1,108
Interest expense, net	(98)	(73)	(91)
Other, net	(6)	(9)	(12)
Income from continuing operations before income taxes	1,040	899	1,005
Provision for income taxes	(268)	(307)	(296)
Income from continuing operations	772	592	709
Income (loss) from discontinued operations, net (a)	23	80	(1)
Net income	$795	$672	$708
Noncontrolling interest in net income of subsidiaries	(2)	(3)	(2)
Net income attributable to company	$793	$669	$706
Amounts attributable to company shareholders:
Income from continuing operations	$770	$589	$707
Income (loss) from discontinued operations, net (a)	23	80	(1)
Net income attributable to company	$793	$669	$706
Basic income per share attributable to company shareholders:
Income from continuing operations	$0.91	$0.63	$0.79
Income from discontinued operations, net (a)	0.02	0.09	—
Net income per share	$0.93	$0.72	$0.79
Diluted income per share attributable to company shareholders:
Income from continuing operations	$0.90	$0.63	$0.79
Income from discontinued operations, net (a)	0.03	0.09	—
Net income per share	$0.93	$0.72	$0.79
Basic weighted average common shares outstanding	849	928	890
Diluted weighted average common shares outstanding	854	931	894

(a)
Includes a $80 million tax benefit in the three months ended December 31, 2012 related to a payment to Petrobras under a guarantee relating to work performed on the Barracuda-Caratinga project by KBR, Inc.

See Footnote Table 1 for certain items included in operating income.
See Footnote Table 3 for operating income adjusted for certain items.
See Footnote Table 5 for a reconciliation of as-reported income from continuing operations to adjusted income from continuing operations.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended December 31
	2013	2012
Revenue:
Completion and Production	$17,506	$17,380
Drilling and Evaluation	11,896	11,123
Total revenue	$29,402	$28,503
Operating income:
Completion and Production	$2,875	$3,144
Drilling and Evaluation	1,770	1,675
Corporate and other (a)	(1,507)	(660)
Total operating income	3,138	4,159
Interest expense, net	(331)	(298)
Other, net	(43)	(39)
Income from continuing operations before income taxes	2,764	3,822
Provision for income taxes (b)	(648)	(1,235)
Income from continuing operations	2,116	2,587
Income from discontinued operations, net (c)	19	58
Net income	$2,135	$2,645
Noncontrolling interest in net income of subsidiaries	(10)	(10)
Net income attributable to company	$2,125	$2,635
Amounts attributable to company shareholders:
Income from continuing operations	$2,106	$2,577
Income from discontinued operations, net (c)	19	58
Net income attributable to company	$2,125	$2,635
Basic income per share attributable to company
shareholders:
Income from continuing operations	$2.35	$2.78
Income from discontinued operations, net (c)	0.02	0.07
Net income per share	$2.37	$2.85
Diluted income per share attributable to company
shareholders:
Income from continuing operations	$2.33	$2.78
Income from discontinued operations, net (c)	0.03	0.06
Net income per share	$2.36	$2.84
Basic weighted average common shares outstanding	898	926
Diluted weighted average common shares outstanding	902	928

(a)
Includes a $1.0 billion, pre-tax, charge related to the Macondo well incident and a $55 million, pre-tax, charge related to a charitable contribution to the National Fish and Wildlife Foundation for the year ended December 31, 2013, and a $300 million, pre-tax, charge related to the Macondo well incident for the year ended December 31, 2012.

(b)	Includes $50 million in federal tax benefits for the year ended December 31, 2013.
(c)	Includes an $80 million tax benefit in 2012 related to a payment to Petrobras under a guarantee relating to work performed on the Barracuda-Caratinga project by KBR, Inc.
See Footnote Table 2 for certain items included in operating income.
See Footnote Table 4 for operating income adjusted for certain items.
See Footnote Table 6 for a reconciliation of as-reported income from continuing operations to adjusted income from continuing operations.

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HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)

	(Unaudited)
	December 31	December 31
	2013	2012
Assets
Current assets:
Cash and equivalents	$2,356	$2,484
Receivables, net	6,181	5,787
Inventories	3,305	3,186
Prepaid expenses	737	608
Other current assets (a)	1,125	1,021
Total current assets	13,704	13,086

Property, plant, and equipment, net	11,297	10,257
Goodwill	2,168	2,135
Other assets (b)	2,054	1,932
Total assets	$29,223	$27,410

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,365	$2,041
Accrued employee compensation and benefits	1,029	930
Loss contingency for Macondo well incident	278	—
Other current liabilities	1,354	1,781
Total current liabilities	5,026	4,752

Long-term debt	7,816	4,820
Loss contingency for Macondo well incident	1,022	300
Other liabilities	1,744	1,748
Total liabilities	15,608	11,620

Company shareholders’ equity	13,581	15,765
Noncontrolling interest in consolidated subsidiaries	34	25
Total shareholders’ equity	13,615	15,790
Total liabilities and shareholders’ equity	$29,223	$27,410

(a)	Includes $239 million of investments in fixed income securities at December 31, 2013, and $270 million of investments in fixed income securities at December 31, 2012.
(b)	Includes $134 million of investments in fixed income securities at December 31, 2013, and $128 million of investments in fixed income securities at December 31, 2012.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Year Ended December 31
	2013	2012
Cash flows from operating activities:
Net income	$2,135	$2,645
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation, depletion, and amortization	1,900	1,628
Loss contingency for Macondo well incident	1,000	300
Payment of Barracuda-Caratinga obligation	(219)	—
Other, primarily working capital	(369)	(919)
Total cash flows from operating activities	4,447	3,654

Cash flows from investing activities:
Capital expenditures	(2,934)	(3,566)
Sales of investment securities	356	258
Purchases of investment securities	(329)	(506)
Other	37	126
Total cash flows from investing activities	(2,870)	(3,688)

Cash flows from financing activities:
Payments to reacquire common stock	(4,356)	—
Proceeds from long-term borrowings, net of offering costs	2,968	—
Dividends to shareholders	(465)	(333)
Other	99	161
Total cash flows from financing activities	(1,754)	(172)

Effect of exchange rate changes on cash	49	(8)
Decrease in cash and equivalents	(128)	(214)
Cash and equivalents at beginning of period	2,484	2,698
Cash and equivalents at end of period	$2,356	$2,484

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	December 31		September 30
Revenue by geographic region:	2013	2012	2013
Completion and Production:
North America	$2,871	$2,830	$2,925
Latin America	428	396	412
Europe/Africa/CIS	647	569	636
Middle East/Asia	596	542	528
Total	4,542	4,337	4,501
Drilling and Evaluation:
North America	952	923	956
Latin America	590	687	590
Europe/Africa/CIS	752	645	704
Middle East/Asia	803	698	721
Total	3,097	2,953	2,971
Total revenue by region:
North America	3,823	3,753	3,881
Latin America	1,018	1,083	1,002
Europe/Africa/CIS	1,399	1,214	1,340
Middle East/Asia	1,399	1,240	1,249
Total revenue	$7,639	$7,290	$7,472

Operating income by geographic region:
Completion and Production:
North America	$478	$315	$489
Latin America	72	57	63
Europe/Africa/CIS	99	107	119
Middle East/Asia	116	124	92
Total	765	603	763
Drilling and Evaluation:
North America	166	150	168
Latin America	81	136	92
Europe/Africa/CIS	108	79	82
Middle East/Asia	143	119	108
Total	498	484	450
Total operating income by region:
North America	644	465	657
Latin America	153	193	155
Europe/Africa/CIS	207	186	201
Middle East/Asia	259	243	200
Corporate and other	(119)	(106)	(105)
Total operating income	$1,144	$981	$1,108

See Footnote Table 1 for certain items included in operating income.
See Footnote Table 3 for operating income adjusted for certain items.
See Footnote Table 5 for a reconciliation of as-reported income from continuing operations to adjusted income from continuing operations.
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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Year Ended December 31
Revenue by geographic region:	2013	2012
Completion and Production:
North America	$11,417	$12,157
Latin America	1,586	1,415
Europe/Africa/CIS	2,391	2,099
Middle East/Asia	2,112	1,709
Total	17,506	17,380
Drilling and Evaluation:
North America	3,795	3,847
Latin America	2,323	2,279
Europe/Africa/CIS	2,834	2,411
Middle East/Asia	2,944	2,586
Total	11,896	11,123
Total revenue by region:
North America	15,212	16,004
Latin America	3,909	3,694
Europe/Africa/CIS	5,225	4,510
Middle East/Asia	5,056	4,295
Total revenue	$29,402	$28,503

Operating income by geographic region:
Completion and Production:
North America	$1,916	$2,260
Latin America	211	206
Europe/Africa/CIS	356	347
Middle East/Asia	392	331
Total	2,875	3,144
Drilling and Evaluation:
North America	656	680
Latin America	307	393
Europe/Africa/CIS	334	246
Middle East/Asia	473	356
Total	1,770	1,675
Total operating income by region:
North America	2,572	2,940
Latin America	518	599
Europe/Africa/CIS	690	593
Middle East/Asia	865	687
Corporate and other	(1,507)	(660)
Total operating income	$3,138	$4,159

See Footnote Table 2 for certain items included in operating income.
See Footnote Table 4 for operating income adjusted for certain items.
See Footnote Table 6 for a reconciliation of as-reported income from continuing operations to adjusted income from continuing operations.

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FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended December 31, 2013		Three Months Ended September 30, 2013
	Operating Income	After Tax Per Share	Operating Income	After Tax Per Share
Completion and Production:
North America
Restructuring charges	(5)	(0.01)	(30)	(0.02)
Latin America
Restructuring charges	(1)	—	(2)	—
Europe/Africa/CIS
Restructuring charges	(1)	—	(4)	—
Middle East/Asia
Restructuring charges	(3)	—	(4)	(0.01)
Drilling and Evaluation:
North America
Restructuring charges	(2)	—	(4)	(0.01)
Latin America
Restructuring charges	(3)	—	(2)	—
Europe/Africa/CIS
Restructuring charges	(1)	—	(2)	—
Middle East/Asia
Restructuring charges	(2)	—	(3)	—
Corporate and other:
Restructuring charges	(20)	(0.02)	(3)	—

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FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Year Ended December 31, 2013		Year Ended December 31, 2012
	Operating Income	After Tax Per Share	Operating Income	After Tax Per Share
Completion and Production:
North America
Restructuring charges	(35)	(0.03)	—	—
Acquisition-related charge	—	—	(40)	(0.02)
Latin America
Restructuring charges	(3)	—	—	—
Acquisition-related charge	—	—	(8)	(0.01)
Europe/Africa/CIS
Restructuring charges	(5)	—	—	—
Middle East/Asia
Restructuring charges	(7)	(0.01)	—	—
Drilling and Evaluation:
North America
Restructuring charges	(6)	(0.01)	—	—
Latin America
Restructuring charges	(5)	—	—	—
Europe/Africa/CIS
Restructuring charges	(3)	—	—	—
Middle East/Asia
Restructuring charges	(5)	—	—	—
Corporate and other:
Macondo-related charges	(1,000)	(0.69)	(300)	(0.20)
Charitable contribution	(55)	(0.04)	—	—
Restructuring charges	(23)	(0.02)	—	—
Patent infringement case settlement	—	—	20	0.01

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FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Adjusted Operating Income Excluding Certain Items
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

		Three Months Ended
		December 31		September 30
Adjusted operating income by geographic region: (a)(b)		2013	2012	2013
	Completion and Production:
	North America	$483	$315	$519
	Latin America	73	57	65
	Europe/Africa/CIS	100	107	123
	Middle East/Asia	119	124	96
	Total	775	603	803
	Drilling and Evaluation:
	North America	168	150	172
	Latin America	84	136	94
	Europe/Africa/CIS	109	79	84
	Middle East/Asia	145	119	111
	Total	506	484	461
	Adjusted operating income by region:
	North America	651	465	691
	Latin America	157	193	159
	Europe/Africa/CIS	209	186	207
	Middle East/Asia	264	243	207
	Corporate and other	(99)	(106)	(102)
	Adjusted total operating income	$1,182	$981	$1,162

(a)
Management believes that operating income adjusted for the restructuring-related charges for the quarters ended December 31, 2013 and September 30, 2013 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these expenses.

(b)	Adjusted operating income for each segment and region is calculated as: "Operating income" less "Items Included in Operating Income."

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FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Adjusted Operating Income Excluding Certain Items
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

		Year Ended December 31
Adjusted operating income by geographic region: (a)(b)		2013	2012
	Completion and Production:
	North America	$1,951	$2,300
	Latin America	214	214
	Europe/Africa/CIS	361	347
	Middle East/Asia	399	331
	Total	2,925	3,192
	Drilling and Evaluation:
	North America	662	680
	Latin America	312	393
	Europe/Africa/CIS	337	246
	Middle East/Asia	478	356
	Total	1,789	1,675
	Adjusted operating income by region:
	North America	2,613	2,980
	Latin America	526	607
	Europe/Africa/CIS	698	593
	Middle East/Asia	877	687
	Corporate and other	(429)	(380)
	Adjusted total operating income	$4,285	$4,487

(a)
Management believes that operating income adjusted for certain items for the years ended December 31, 2013 and December 31, 2012 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these expenses.

(b)	Adjusted operating income for each segment and region is calculated as: "Operating income" less "Items Included in Operating Income."

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FOOTNOTE TABLE 5

HALLIBURTON COMPANY
Reconciliation of As Reported Income from Continuing Operations to
Adjusted Income from Continuing Operations
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended December 31	Three Months Ended September 30
	2013	2013
As reported income from continuing operations attributable to company	$770	$707
Restructuring charges, net of tax (a)	28	38
Adjusted income from continuing operations attributable to company (a)	$798	$745

Diluted weighted average common shares outstanding	854	894

As reported income from continuing operations per diluted share (b)	$0.90	$0.79
Adjusted income from continuing operations per diluted share (b)	$0.93	$0.83

(a)
Management believes that income from continuing operations adjusted for the restructuring-related charges for the quarters ended December 31, 2013 and September 30, 2013, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes income from continuing operations without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these expenses. Adjusted income from continuing operations attributable to company is calculated as: “As reported income from continuing operations attributable to company” plus "Restructuring charges, net of tax" for the quarters ended December 31, 2013 and September 30, 2013.

(b)
As reported income from continuing operations per diluted share is calculated as: "As reported income from continuing operations attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted income from continuing operations per diluted share is calculated as: "Adjusted income from continuing operations attributable to company" divided by "Diluted weighted average common shares outstanding."

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FOOTNOTE TABLE 6

HALLIBURTON COMPANY
Reconciliation of As Reported Income from Continuing Operations to
Adjusted Income from Continuing Operations
(Millions of dollars except per share data)
(Unaudited)

	Year Ended December 31
	2013	2012
As reported income from continuing operations attributable to company	$2,106	$2,577
Adjustments, net of tax:
Macondo-related charges	637	191
Charitable contribution	35	—
Restructuring charges	66	—
Acquisition-related charge	—	30
Patent infringement case settlement	—	(13)
Adjusted income from continuing operations attributable to company (a)	$2,844	$2,785

Diluted weighted average common shares outstanding	902	928

As reported income from continuing operations per diluted share (b)	$2.33	$2.78
Adjusted income from continuing operations per diluted share (b)	$3.15	$3.00

(a)
Management believes that income from continuing operations adjusted for certain items for the years ended December 31, 2013 and December 31, 2012, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes income from continuing operations without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items. Adjusted income from continuing operations attributable to company is calculated as: “As reported income from continuing operations attributable to company” plus "Adjustments, net of tax" for the years ended December 31, 2013 and December 31, 2012.

(b)
As reported income from continuing operations per diluted share is calculated as: "As reported income from continuing operations attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted income from continuing operations per diluted share is calculated as: "Adjusted income from continuing operations attributable to company" divided by "Diluted weighted average common shares outstanding."

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Conference Call Details
Halliburton (NYSE:HAL) will host a conference call on Tuesday, January 21, 2014, to discuss the fourth quarter 2013 financial results. The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).

Halliburton’s fourth quarter press release will be posted on the Halliburton website at www.halliburton.com. Please visit the website to listen to the call live via webcast. In addition, you may participate in the call by telephone at (703) 639-1124. A passcode is not required. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call’s start time.

A replay of the conference call will be available on Halliburton’s website for seven days following the call. Also, a replay may be accessed by telephone at (703) 925-2533, passcode 1625805.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	January 21, 2014	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary